UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007

NNN Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-130945	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2007, Triple Net Properties, LLC, or Triple Net Properties, the managing member of our advisor, entered into a Purchase and Sale agreement, or the Agreement, with North Spring Park, LLC, an unaffiliated third party, or the Seller, for the purchase of Park at Northgate, a 248-unit class-A apartment property which consists of 19 two-story buildings, located in Spring, Texas, or the Northgate property, for a purchase price of $15,000,000. On June 12, 2007, Triple Net Properties entered into a Reinstatement of and First Amendment to Purchase and Sale Agreement, or the Amendment, with the Seller. The material terms of the Amendment provided for a change in the purchase price to $16,600,000, extended the closing date of the acquisition and provided that Triple Net Properties would deposit additional earnest money in the amount of $1,000,000 under a related purchase and sale agreement for Towne Crossing Apartments located in Mansfield, Texas. On June 12, 2007, Triple Net Properties executed an Assignment of Contract, or the Assignment, to assign all of its interest as the buyer in the Agreement, as amended, to Apartment REIT Park at North Gate, LP, our wholly-owned subsidiary.

The above descriptions of the Agreement, the Amendment and the Assignment are qualified in their entirety by the terms of the Agreement, Amendments and Assignment, attached hereto as Exhibits 10.1 through 10.3 of this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information reported in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.

On June 12, 2007, we purchased the Northgate property for a purchase price of $16,600,000 from the Seller. Currently, the Northgate property is approximately 98.0% leased. We financed the purchase price of the property with funds raised through our initial public offering. We paid an acquisition fee of $498,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Item 7.01 Regulation FD Disclosure.

On June 18, 2007, we issued a press release announcing our acquisition of the Northgate property and the status of our public offering. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit No. 99.1

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Apartment REIT, Inc.

June 18, 2007	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between Northspring Park, LLC and Triple Net Properties, LLC entered into as of February 21, 2007
10.2	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between North Spring Park, LLC and Triple Net Properties, LLC made as of June 12, 2007
10.3	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Park at North Gate, LP made as of June 12, 2007
99.1	NNN Apartment REIT, Inc. press release dated June 18, 2007